Exhibit 99.1

News From:                                             Stewart & Stevenson
                                                       Corporate Headquarters
                                                       P.O. Box 1637
                                                       Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:
STEWART & STEVENSON AWARDED FMTV SERVICE CONTRACT

        HOUSTON, TX January 19, 2000, STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced that the Company's Tactical Vehicle Systems Division in Sealy, Texas has been awarded a $5.0 million Systems Technical Support (STS) services contract by the U.S. Army to support the Family of Medium Tactical Vehicles (FMTV) production program. The contract includes options for an additional $47 million in services over the next four years.

        The STS contract is administered by the Army's Tank, Automotive and Armaments Command (TACOM) in Detroit, Michigan. Stewart & Stevenson's experience in engineering, designing and manufacturing 11,400 FMTVs for the Army between 1992 and 1998 led to the Company being selected as the sole source supplier for the STS contract.

        Primary services included in the contract are engineering, integrated logistics, configuration management and field service support regarding the FMTV. Field service support includes training and instruction in maintenance and repair of FMTV models at selected Army bases.

        Engineering under the STS contract will focus on analysis and design capabilities to expand the FMTV line, improvement of FMTV performance and manufacturing cost effectiveness, quality assurance, improvement of the existing models, reduction of system cost, identification of critical safety items for all new designs, and maintenance of government-owned documentation.

        This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; the risk of cancellation or adjustment of specific orders and termination of significant government programs; and failure of the Company or unrelated third parties on whom the Company relies for essential products or services to become Year 2000 capable. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:       Mr. David R. Stewart
               Treasurer
Phone:         (713) 868-7657
Fax:           (713) 863-1519
Email:         d.stewart@ssss.com
               HTTP://www.ssss.com